SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 8, 2006

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM  1.01            Entry into a Material Definitive Agreement.

Executive Compensation Matters

On November 23, 2007, and in conjunction with the promotion of Jonathan Dinsmore, Ph.D. to Senior Vice President, Clinical & Regulatory, Advanced Cell Technology, Inc. (the “Company”) approved an increase in Dr. Dinsmore’s annual base salary to $275,000.

On November 23, 2007, and in conjunction with the promotion of Ivan Wolkind to Senior Vice President, Finance & Administration & Chief Accounting Officer, the Company approved an increase to Mr. Wolkind’s annual base salary to $275,000.

Extension of Warrants

On November 26, 2004, in connection with the early release from escrow of funds related to its private equity financing, the Company granted to Andwell, LLC, a company affiliated with its Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $0.05 per share. Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period was extended until December 31, 2010. In connection with the extension of the exercise period, Mr. Caldwell and the Company entered into a certain lock-up agreement relating to such warrants which, subject to certain exceptions, prevents Mr. Caldwell from exercising his warrants until February 1, 2009. A copy of the lock-up agreement executed by Mr. Caldwell on behalf of Andwell, LLC is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the Company extended until December 31, 2010 the exercise period of certain warrants to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $0.05 per share, held by Nancy Burrows, the present spouse of the Company’s Chief Executive Officer, Mr. Caldwell. In connection with the extension of the exercise period, Ms. Burrows and the Company entered into a certain lock-up agreement relating to such warrants which, subject to certain exceptions, prevents Ms. Burrows from exercising her warrants until February 1, 2009. A copy of the lock-up agreement executed by Ms. Burrows is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On December 13, 2004, the Company granted Rocket Ventures, LLC, an entity affiliated with its General Counsel, Jonathan Atzen, warrants to purchase 75,000 shares of the Company's common stock at an exercise price of $0.25 per share (the “Rocket Warrant”) in consideration of consulting services provided by Rocket Ventures, LLC. Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period was extended until December 31, 2010. Effective as of July 2007, the Rocket Warrant was transferred to Jonathan Atzen, the sole member of Rocket Ventures, LLC.

ITEM 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2007, pursuant to unanimous approval of the Board of Directors, the Company amended its Bylaws to delete all references to multiple classes of directors. Accordingly, Sections 2.3, 2.4, 2.5 and 2.9 have been amended to reflect that the Board currently consists of one class of directors. As a result, the terms of all classes of the directors shall expire at the 2007 annual meeting. Upon election at that meeting and thereafter, each director will serve for a one-year term and each director shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Prior to this amendment, the Bylaws provided for a classified board with directors being elected for three-year terms. A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM  9.01            Financial Statements and Exhibits

(c)	Exhibits. The following exhibits accompanies this Report:

Exhibit No.	Exhibit Description

3.1	Amendment to Bylaws
10.1	Form of Lock-Up Agreement, dated as of December 31, 2006, by and between the Company and Andwell, LLC
10.2	Form of Lock-Up Agreement, dated as of December 31, 2006, by and between the Company and Nancy Burrows

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: November 30, 2007

Exhibits

Exhibit No.	Exhibit Description

3.1	Amendment to Bylaws
10.1	Form of Lock-Up Agreement, dated as of December 31, 2006, by and between the Company and Andwell, LLC
10.2	Form of Lock-Up Agreement, dated as of December 31, 2006, by and between the Company and Nancy Burrows